Exhibit 10.2

SUBORDINATION AND INTERCREDITOR AGREEMENT

This Subordination and Intercreditor Agreement dated as of December 31, 2012 (this “Agreement”), among (i) TERIDO LLP as Administrative Agent (in such capacity, with its successors and assigns, and as more specifically defined below, the “Senior Agent”) for the Senior Creditors (as defined below), (ii) HOLLYWOOD MEDIA CORP., as the subordinated lender (the “Subordinated Lender”) under the Existing Subordinated Agreement referred to herein, and (iii) KEY BRAND ENTERTAINMENT INC., a Delaware corporation (the “Borrower”).

WHEREAS, the Borrower, the Senior Agent and certain financial institutions and other entities are parties to a Credit, Security, Pledge and Guaranty Agreement dated as of the date hereof (as amended, restated, modified and/or supplemented from time to time in accordance with the terms of this Agreement, the “Existing Senior Credit Agreement”), pursuant to which such financial institutions and other entities have agreed to make loans and extend other financial accommodations to the Borrower in a principal amount of up $26,000,000;

WHEREAS, the Borrower, the Subordinated Lender and other entities are parties to a Second Lien Credit, Security and Pledge Agreement dated as of December 15, 2010 (as amended, restated, modified and/or supplemented from time to time in accordance with the terms of this Agreement, the “Existing Subordinated Agreement”), pursuant to which the Subordinated Lender has made a secured term loan to the Borrower in the aggregate amount of up to $8,500,000, which loan is secured by, inter alia, the capital stock and assets of TDI (as defined below), a Subsidiary (as defined below) of the Borrower; and

WHEREAS, the Senior Creditors have agreed to enter into the Existing Senior Credit Agreement on the condition that the Subordinated Lender subordinates its security interests and certain rights of payment on the terms and conditions of this Agreement;

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties agree as follows:

SECTION 1.          Definitions.

1.1           Defined Terms. The following terms, as used herein, have the following meanings:

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

“Borrower” has the meaning set forth in the introductory paragraph hereof.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks are required or permitted to close in the State of New York.

“Collateral” means, at any time of determination, the Senior Collateral and all other property of any Loan Party in which each of the Senior Agent and the Subordinated Lender purportedly has, pursuant to the Senior Security Documents and the Subordinated Security Documents, respectively, a valid and perfected Lien (which Lien has not been avoided, disallowed, set aside, invalidated, or subordinated pursuant to Chapter 5 of the Bankruptcy Code or otherwise) securing payment of Senior Obligations or Subordinated Obligations, respectively, and including any Liens granted pursuant to Section 7 (Insolvency Proceedings) to secure both Senior Obligations and Subordinated Obligations.

“Combined Senior Collateral Sale” has the meaning set forth in Section 6.1(b).

“DIP Financing” has the meaning set forth in Section 7.2.

“Enforcement Action” means, with respect to the Senior Obligations or the Subordinated Obligations, the exercise of any rights and remedies with respect to any Senior Collateral or TDI Collateral, as applicable, securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies under, as applicable, the Senior Documents or the Subordinated Documents, or applicable law, including without limitation the exercise of any rights of setoff or recoupment, the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code, the seeking of relief from the automatic stay or from any other stay in any Insolvency Proceeding, the conversion of any subsequent case under Chapter 11 of the Bankruptcy Code involving the Borrower or any other Loan Party to a case under Chapter 7 of the Bankruptcy Code, the dismissal of any case under Chapter 11 of the Bankruptcy Code under Section 1112 of the Bankruptcy Code or otherwise, and the appointment of a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code or of a responsible officer or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(d) of the Bankruptcy Code.

“Equity Interests” means shares of the capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person or any warrants, options or other rights to acquire such interests.

“Existing Senior Credit Agreement” has the meaning set forth in the first recital paragraph at the head of this Agreement.

“Existing Subordinated Agreement” has the meaning set forth in the second recital paragraph at the head of this Agreement.

“Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

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“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, deed to secure debt, lien, pledge, hypothecation, assignment, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Party” means the Borrower and each direct or indirect subsidiary (or equivalent) of the Borrower that is now or hereafter becomes a party to any Senior Document (including, without limitation, the TDI Group Parties). All references in this Agreement to any Loan Party shall include such Loan Party as a debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding.

“Permitted Subordinated Payments” means payments by the Borrower of (i) interest on the Subordinated Obligations upon the terms set forth in the Subordinated Agreement; (ii) fees and expenses due to the Subordinated Lender on the date hereof; and (iii) the Second Earnout Amount (as defined in the Existing Subordinated Agreement as of the date hereof) for the Earnout Year (as defined in the Existing Subordinated Agreement as of the date hereof) ending June 30, 2012 in equal quarterly installments over the term of the Loan (as defined in the Existing Subordinated Agreement as of the date hereof).

“Person” means any person, individual, sole proprietorship, partnership, joint venture, corporation, limited liability company, unincorporated organization, association, institution, entity, party, including any government and any political subdivision, agency or instrumentality thereof.

“Post-Petition Interest” means interest, fees, expenses and other charges that pursuant to the Senior Credit Agreement or the Subordinated Agreement continue to accrue after the commencement of any Insolvency Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Code or in any such Insolvency Proceeding.

“Secured Parties” means the Senior Creditors and the Subordinated Creditors.

“Senior Agent” has the meaning set forth in the introductory paragraph hereof and any successor, assign or replacement thereof as administrative agent under a Senior Credit Agreement.

“Senior Collateral” means all assets, whether now owned or hereafter acquired by the Borrower or any other Loan Party, in which a Lien is granted or purported to be granted to any Senior Creditor as security for any Senior Obligation, including, without limitation, the TDI Collateral.

“Senior Credit Agreement” means the collective reference to (i) the Existing Senior Credit Agreement and (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Existing Senior Credit Agreement or any other agreement or instrument referred to in this clause (ii). Any reference to the Senior Credit Agreement hereunder shall be deemed a reference to any Senior Credit Agreement then extant.

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“Senior Creditors” means the Senior Agent and the “Lenders”, as defined in the Senior Credit Agreement, and any other Persons that are designated under the Senior Credit Agreement as the “Senior Creditors” for purposes of this Agreement.

“Senior Default” means an Event of Default arising under, and as defined in, any Senior Credit Agreement.

“Senior Documents” means the Senior Credit Agreement, each Senior Security Document and each Senior Guarantee.

“Senior Guarantee” means any guarantee by any Loan Party of any or all of the Senior Obligations, whether contained in the Senior Credit Agreement or separately documented.

“Senior Lien” means any Lien created by the Senior Security Documents.

“Senior Obligations” means, subject to Section 11.3 hereof, all monetary obligations under the Senior Documents and any funding obligations of the Senior Agent (on behalf of the Senior Creditors) to any third party, in each case whether or not allowed or allowable in an Insolvency Proceeding including, without limitation, the disbursements and reasonable fees of counsel to the Senior Agent or the Senior Creditors, all obligations to reimburse or indemnify any Senior Creditor in any way, and all renewals, extensions, increases, restructurings, refinancings or refunding of any indebtedness under the Senior Documents in the nature of a “workout” or otherwise. To the extent any payment with respect to any Senior Obligation (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential in any respect, avoided, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent that any interest, fees, expenses or other charges (including, without limitation, Post-Petition Interest) to be paid pursuant to the Senior Credit Agreement are disallowed by order of any court, including, without limitation, by order of a Bankruptcy Court in any Insolvency Proceeding, such interest, fees, expenses and charges (including, without limitation, Post-Petition Interest) shall, as between the Senior Creditors and the Subordinated Creditors, be deemed to continue to accrue and be added to the amount to be calculated as the “Senior Obligations”.

“Senior Obligations Repayment Date” means the first date on which (i) the Senior Obligations (other than those that constitute Unasserted Contingent Obligations) have been paid in full (or cash collateralized or defeased in accordance with the terms of the Senior Documents), and (ii) all commitments to extend credit under the Senior Documents have been terminated. The expressions “prior payment in full”, “payment in full, “paid in full” or any other similar term(s) or phrase(s) when used herein with respect to Senior Documents shall mean the occurrence of all events described in clauses (i) and (ii) of the definition of “Senior Obligations Repayment Date.”

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“Senior Security Documents” means the “Fundamental Documents,” as defined in the Existing Senior Credit Agreement, as any of the same may be amended, supplemented, restated or otherwise modified from time to time, and any other documents from time to time securing the payment of the Senior Obligations.

“Senior TDI Collateral Limit” means, subject to the final sentence of Section 7.2(a), an amount equal to (x) the interest due and payable on $15,000,000 of the principal of the Senior Obligations plus (y) a principal amount of Senior Obligations of up to $15,000,000.

“Subordinated Agreement” means the collective reference to (i) the Existing Subordinated Agreement and (ii) any other credit agreement, loan agreement, securities purchase agreement, note purchase agreement, note agreement, promissory note, indenture, any other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Existing Subordinated Agreement or any other agreement or instrument referred to in this clause (ii). Any reference to the Subordinated Agreement hereunder shall be deemed a reference to any Subordinated Agreement then extant.

“Subordinated Collateral” means all of the property of the Borrower and any TDI Group Party, whether real or personal, or mixed, as to which a Lien is granted as security for the Subordinated Obligations.

“Subordinated Creditors” means the Subordinated Lender, its successors and assigns, and any other holder from time to time of any Subordinated Obligations or any interest therein.

“Subordinated Default” means an Event of Default arising under, and as defined in, any Subordinated Agreement.

“Subordinated Documents” means each Subordinated Agreement, each Subordinated Security Document, each guarantee of the Subordinated Obligations by any TDI Group Party and each other document from time to time evidencing, securing or entered into in connection with the Subordinated Obligations.

“Subordinated Lender” has the meaning set forth in the introductory paragraph hereof but shall also include any Person identified as a lender or a creditor in any Subordinated Agreement other than the Existing Subordinated Agreement.

“Subordinated Lien” means any Lien created by the Subordinated Security Documents.

“Subordinated Obligations” means all monetary obligations of the Borrower or the TDI Group Parties under the Subordinated Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any Subordinated Obligation (whether by or on behalf of the Borrower or any TDI Group Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential in any respect, avoided, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. Notwithstanding any other provision to the contrary hereof, (i) the term “Subordinated Obligations” will include accrued interest, fees, costs, and other charges incurred under the Subordinated Agreement and the other Subordinated Documents, whether incurred before or after commencement of an Insolvency Proceeding, and whether or not allowable in an Insolvency Proceeding, provided, that (ii) the term “Subordinated Obligations” will not include any purchase price, earnout, indemnification or other payments required to be made to Hollywood Media Corp., in its capacity as a “Selling Stockholder” under and pursuant to the Hollywood SPA (as defined in the Existing Subordinated Agreement).

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“Subordinated Security Documents” means the “Fundamental Documents,” as defined in the Existing Subordinated Agreement, as any of the same may be amended, supplemented, restated or otherwise modified from time to time, and any other documents from time to time securing the payment of the Subordinated Obligations.

“Subsidiary” means, with respect to any Person, any corporation, association, joint venture, partnership, limited liability company or other business entity (whether now existing or hereafter organized) of which at least a majority of the voting stock or other ownership interests having ordinary voting power for the election of directors (or the equivalent) is, at the time as of which any determination is being made, owned or controlled by such Person or one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person.

“TDI” means Theatre Direct NY, Inc.

“TDI Collateral” means all assets, whether now owned or hereafter acquired by any TDI Group Party, in which a Lien is granted or purported to be granted to any Senior Creditor or Subordinated Creditor as security for any Senior Obligation or Subordinated Obligation including, without limitation, all Equity Interests owned by the Borrower or any of its Subsidiaries in any TDI Group Party.

“TDI Group Parties” means, collectively, TDI and the TDI Subsidiaries and each, individually is, a “TDI Group Party”.

“TDI Subsidiaries” means, collectively, all of the wholly-owned Subsidiaries of TDI.

“Unasserted Contingent Obligations” means, at any time, Senior Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding (i) the principal of, and interest and premium (if any) on, and fees and expenses relating to, any Senior Obligation and (ii) contingent reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of Senior Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York.

1.2           Amended Agreements. All references in this Agreement to agreements or other contractual obligations shall, unless otherwise specified, be deemed to refer to such agreements or contractual obligations as amended, supplemented, restated or otherwise modified from time to time.

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SECTION 2.          Override.

2.1         This Agreement Prevails. Each Senior Creditor and Subordinated Creditor, as applicable, hereby agrees that to the extent there is any inconsistency between the terms of any Senior Document or Subordinated Document, as applicable, and this Agreement, this Agreement shall prevail.

SECTION 3.          Payment Priorities.

3.1         Agreement to Subordinate. Each Subordinated Creditor agrees that the Subordinated Obligations are and shall be, except as provided herein, subordinate, junior and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of the Senior Obligations. The expressions “prior payment in full”, “payment in full, “paid in full” or any other similar term(s) or phrase(s) when used herein with respect to Senior Documents shall mean the occurrence of all events described in clauses (i) and (ii) of the definition of “Senior Obligations Repayment Date.”

3.2         Restrictions on Payment of the Subordinated Obligations, etc.

(a)          Except as otherwise expressly permitted herein, no Subordinated Creditor will ask, demand, sue for, take or receive, directly or indirectly, from a Loan Party, in cash or other property, by setoff, by realizing upon collateral, foreclosing on any lien or otherwise, by exercise of any remedies or rights under the Subordinated Documents or at law or by executions, garnishments, levies, attachments or by any other action relating to the Subordinated Obligations, or in any other manner, payment of, or additional security for (unless the Senior Creditors shall have received or shall also receive a corresponding senior security interest), all or any part of the Subordinated Obligations unless and until the Senior Obligations shall have been paid, provided that each Subordinated Creditor may receive, and the Borrower may pay (but not prepay) Permitted Subordinated Payments.

Notwithstanding the foregoing, Borrower may not make and Subordinated Creditors may not receive any Permitted Subordinated Payments or any other amount due with respect to the Subordinated Obligations if, at the time of such payment, (1) Borrower and Subordinated Lender shall have received written notice from Senior Agent stating that a Senior Default then exists and is continuing, (2) each such Senior Default shall not have been waived in writing by Senior Agent or cured in accordance with the terms of the Senior Documents and (3) 180 days shall not have elapsed since the date such notice was received (the period during which such conditions exists being referred to as a “Limited Blockage Period”).

(b)          Borrower may resume making Permitted Subordinated Payments (and make any Permitted Subordinated Payments missed due to the existence of a Limited Blockage Period) in respect of the Subordinated Obligations upon the expiration of the Limited Blockage Period, whether by waiver in writing of the applicable Senior Default by Senior Agent or cure or expiration of the 180 day period with respect to the Limited Blockage Period.

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(c)          Notwithstanding any provision of this Section 3.2 to the contrary, the failure of Borrower to make any payment with respect to the Subordinated Obligations by reason of the operation of this subsection 3.2 shall not be construed as preventing the Subordinated Creditors from declaring a Subordinated Default in connection with such payment.

(d)          Except as expressly permitted in Section 3.2(a) above, Borrower will not (and it will not allow any other Loan Party to) make any payment of any of the Subordinated Obligations, or take any other action, in contravention of the provisions of this Agreement.

3.3         Additional Provisions Concerning Payment Subordination. Each Subordinated Creditor and the Borrower agrees as follows:

(a)          In the event of (x) any dissolution, winding up, liquidation or reorganization of any TDI Group Party (whether voluntary or involuntary and whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors or proceedings for voluntary or involuntary liquidation, dissolution or other winding up of that Loan Party, whether or not involving insolvency or bankruptcy, or any other marshalling of the assets and liabilities of that TDI Group Party or otherwise); or (y) any Senior Default or an event which with notice and/or passage of time would constitute a Senior Default, or any default, demand for payment or acceleration of maturity regarding the Subordinated Obligations:

(i)          Senior Obligations in an amount up to the Senior TDI Collateral Limit shall first be paid to the Senior Agent for the benefit of the Senior Creditors before any payment or distribution is made upon or in connection with the Subordinated Obligations; and

(ii)         Any payment or distribution of assets of any such TDI Group Party, whether in cash, property or securities to which any Subordinated Creditor would be entitled except for the provisions hereof, shall be paid or delivered by that TDI Group Party, or any receiver, trustee in bankruptcy, liquidating trustee, disbursing agent, agent or other Person making such payment or distribution, directly to the Senior Agent for the benefit of the Senior Creditors, to the extent necessary to pay an amount of the Senior Obligations remaining unpaid up to the Senior TDI Collateral Limit, after giving effect to any concurrent payment or distribution to the Senior Creditors before any payment or distribution is made to any Subordinated Creditor;

in each case, to be applied as specified in Section 6.1;

(b)          In any proceeding referred to or resulting from any event referred to in subsection (a) of this Section 3.3 commenced by or against that TDI Group Party:

(i)          Senior Agent may, and is hereby irrevocably authorized and empowered (in its own name or in the name of any Subordinated Creditor or otherwise), but shall have no obligation to, (A) demand, sue for, collect and receive every payment or distribution referred to in subsection (a) of this Section 3.3 and give acquittance therefor, (B) file claims and proofs of claim in respect of the Subordinated Obligations; provided, that the Senior Agent agrees not to file (and it shall have no right to file or vote) such proofs of claim without giving at least five (5) Business Days’ prior written notice to the Subordinated Lender, and (C) take such other action as the Senior Agent may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Senior Creditors hereunder;

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(ii)         Each Subordinated Creditor will duly and promptly take such action as the Senior Agent may reasonably request to accelerate and/or foreclose upon the Subordinated Obligations, to file appropriate claims or proofs of claim with respect thereto, to execute and deliver to the Senior Agent such powers of attorney, assignments or other instruments as the Senior Agent may reasonably request in order to enable it to enforce any and all claims with respect to the Subordinated Obligations, and to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Subordinated Obligations for the account of the Senior Creditors;

(c)          In the event of (x) any dissolution, winding up, liquidation or reorganization of the Borrower or any other Loan Party (other than a TDI Group Party) (whether voluntary or involuntary and whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors or proceedings for voluntary or involuntary liquidation, dissolution or other winding up of that Loan Party, whether or not involving insolvency or bankruptcy, or any other marshalling of the assets and liabilities of that Loan Party or otherwise); or (y) any Senior Default or an event which with notice and/or passage of time would constitute a Senior Default, or any default, demand for payment or acceleration of maturity regarding the Subordinated Obligations:

(i)          All Senior Obligations shall first be paid to the Senior Agent for the benefit of the Senior Creditors in full before any payment or distribution is made upon or in connection with the Subordinated Obligations; and

(ii)         Any payment or distribution of assets of any such Loan Party, whether in cash, property or securities to which any Subordinated Creditor would be entitled except for the provisions hereof, shall be paid or delivered by that Loan Party, or any receiver, trustee in bankruptcy, liquidating trustee, disbursing agent, agent or other person making such payment or distribution, directly to the Senior Agent for the benefit of the Senior Creditors, to the extent necessary to pay in full all Senior Obligations remaining unpaid, after giving effect to any concurrent payment or distribution to the Senior Creditors before any payment or distribution is made to any Subordinated Creditor;

provided that, notwithstanding the foregoing, with respect to any of the events described in the first paragraph of clause (c) above, with respect to that portion of the Borrower’s Collateral that is TDI Collateral, the proceeds of that portion of any such payment or distribution that is derived from the TDI Collateral shall be applied as specified in Section 6.1;

(d)          In any proceeding referred to or resulting from any event referred to in subsection (c) of this Section 3.3 commenced by or against the Borrower or any other Loan Party (other than a TDI Group Party) and subject, in the case of the Borrower, to Section 6.1:

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(i)          Senior Agent may, and is hereby irrevocably authorized and empowered (in its own name or in the name of any Subordinated Creditor or otherwise), but shall have no obligation to, (A) demand, sue for, collect and receive every payment or distribution referred to in subsection (c) of this Section 3.3 and give acquittance therefor, (B) file claims and proofs of claim in respect of the Subordinated Obligations; provided, that the Senior Agent agrees not to file or vote (and it shall have no right to file or vote) such proofs of claim without giving at least five (5) Business Days’ prior written notice to the Subordinated Lender, and (C) take such other action as the Senior Agent may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Senior Creditors hereunder;

(ii)         Each Subordinated Creditor will duly and promptly take such action as the Senior Agent may reasonably request to accelerate and/or foreclose upon the Subordinated Obligations, to file appropriate claims or proofs of claim with respect thereto, to execute and deliver to the Senior Agent such powers of attorney, assignments or other instruments as the Senior Agent may reasonably request in order to enable it to enforce any and all claims with respect to the Subordinated Obligations, and to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Subordinated Obligations for the account of the Senior Creditors;

(e)          All payments or distributions upon or with respect to the Subordinated Obligations which are received by any Subordinated Creditor contrary to the provisions of this Agreement shall be deemed to be the property of the Senior Creditors, shall be received in trust for the benefit of the Senior Creditors, shall be segregated from other funds and property held by such Subordinated Creditor and shall be forthwith paid over to the Senior Agent for the benefit of the Senior Creditors in the same form as so received (with any necessary endorsement) to be applied to the payment or prepayment of the Senior Obligations until the Senior Obligations shall have been paid in full;

(f)          Any Subordinated Creditor hereby waives any requirement for marshalling of assets by the Senior Agent in connection with any foreclosure of any lien of the Senior Creditors under the Senior Documents;

(g)          No Subordinated Creditor shall take any action to impair or otherwise adversely affect the foreclosure of, or other realization of the Senior Agent’s or the Senior Creditors’ rights under the Senior Documents; and

(h)          Senior Agent is hereby authorized to demand specific performance of this Agreement at any time when any Subordinated Creditor shall have failed to comply with any of the provisions of this Agreement, and each Subordinated Creditor hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance.

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3.4         Legend on Subordinated Documents; Transfer.

(a)          The Borrower will cause each Subordinated Document to include the following language (or language to similar effect approved by the Senior Agent) and any other language Senior Agent reasonably requests to reflect the subordination of the Subordinated Liens effected hereby:

“Notwithstanding anything herein to the contrary, the payment of and security for the principal amount of the indebtedness evidenced by this instrument and the interest accruing thereon is subject to the provisions of the Subordination and Intercreditor Agreement dated as of December 31, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”) by and among Key Brand Entertainment Inc., as Borrower, Hollywood Media Corp., as Subordinated Lender and Terido LLP, as Senior Agent. If there is a conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement will control.”

(b)          Upon any sale, assignment or other transfer of the Subordinated Agreement or any interest therein, the transferor shall (i) provide a copy of this Agreement and the then applicable Senior Credit Agreement to the transferee and (ii) provide a written instrument to Senior Agent evidencing the transferee’s agreement to be bound hereby.

SECTION 4.          Lien Priorities.

4.1         Seniority of Liens Securing Senior Obligations.

(a)          A Senior Lien on the TDI Collateral securing any Senior Obligation will at all times be senior and prior in all respect to a Subordinated Lien on such TDI Collateral securing any Subordinated Obligation, and a Subordinated Lien on TDI Collateral securing any Subordinated Obligation will at all times be junior and subordinate in all respects to a Senior Lien on such TDI Collateral securing any Senior Obligation.

(b)          Except as otherwise expressly provided herein, the priority of the Senior Liens securing Senior Obligations and the rights and obligations of the parties will remain in full force and effect irrespective of:

(i)          how a Lien was acquired (whether by grant, possession, statute, operation of law, subrogation or otherwise);

(ii)         the time, manner or order of the grant, attachment, or perfection of a Lien;

(iii)        any conflicting provision of the Uniform Commercial Code, or other applicable law;

(iv)        the modification of a Senior Obligation or a Subordinated Obligation;

(v)         the modification of a Senior Document or a Subordinated Document;

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(vi)        the subordination of a Lien on Collateral securing a Senior Obligation to a Lien securing another obligation of a Loan Party or other Person that is permitted under the Senior Documents as in effect on the date hereof or secures a DIP Financing deemed consented by the Subordinated Creditors pursuant to Section 7.2;

(vii)       the exchange of a security interest in any Collateral for a security interest in other Collateral; or

(viii)      the commencement of an Insolvency Proceeding.

4.2         Acquisition of Liens and Guarantees.

(a)          No Subordinated Creditor shall, without the prior written consent of the Senior Agent, accept any Lien (other than Liens on the TDI Collateral) securing the Subordinated Debt, acquire any right or interest in or to any property of the Borrower or any other Loan Party (other than Liens on the TDI Collateral) or accept any guaranties of the Subordinated Debt from the Borrower or any Loan Party (other than guaranties from the TDI Group Parties existing on the date of this Agreement). To the extent that any Lien on any property of the Borrower or any other Loan Party is obtained by any Subordinated Creditor by operation of law or in violation hereof, such Subordinated Creditor shall hold such Lien in trust for the Senior Agent and the Senior Creditors and shall, promptly upon demand by the Senior Agent on behalf of the Senior Creditors, assign all of its rights in respect of such Lien to Senior Agent on behalf of the Senior Creditors or, if directed by Senior Agent, release such Lien. Further, for so long as any such Lien may exist, it shall be expressly subordinated to any Lien securing the Senior Obligations.

(b)          Until the Senior Obligations Repayment Date, and whether or not an Insolvency Proceeding has commenced, the Subordinated Creditors will not accept any Lien securing the Subordinated Debt, acquire any right or interest in or to any property of any TDI Group Party or accept any guaranties of the Subordinated Debt from any TDI Group Party unless such TDI Group Party grants to the Senior Creditors a Senior Lien or interest on such property to secure the Senior Obligations or a senior guaranty of the Senior Obligations, as applicable.

(c)          Until the Senior Obligations Repayment Date, and whether or not an Insolvency Proceeding has commenced, the Senior Creditors will not accept any Lien securing the Senior Debt, acquire any right or interest in or to any property of any TDI Group Party or accept any guaranties of the Senior Debt from any TDI Group Party unless such TDI Group Party grants to the Subordinated Creditors a Subordinated Lien or interest on such property to secure the Subordinated Obligations or a junior guaranty of the Subordinated Obligations, as applicable.

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4.3           No Senior Creditor shall object to or contest, or support any other Person in contesting or objecting to, in any proceeding (including without limitation, any Insolvency Proceeding), the validity, extent, perfection, priority or enforceability of any security interest in the TDI Collateral granted to the Subordinated Lender. No Subordinated Creditor shall object to or contest, or support any other Person in contesting or objecting to, in any proceeding (including without limitation, any Insolvency Proceeding), the validity, extent, perfection, priority or enforceability of any security interest in the Senior Collateral (including, without limitation, any TDI Collateral) granted to the Senior Agent. Notwithstanding any failure by any Senior Creditor or Subordinated Creditor to perfect its security interests in the Senior Collateral or the TDI Collateral, respectively, or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the security interests in the Senior Collateral or TDI Collateral granted to the Senior Creditors or the Subordinated Creditors, respectively, the priority and rights as between the Senior Creditors and the Subordinated Creditors, respectively, with respect to the Senior Collateral and the TDI Collateral shall be as set forth herein.

4.4           Nature of Senior Obligations. The Subordinated Lender on behalf of itself and the other Subordinated Creditors acknowledges that a portion of the Senior Obligations may not be advanced to the Borrower on the date hereof and that the terms of the Senior Obligations may be modified, extended or amended from time to time but only in accordance with their terms and in accordance with the terms of the Subordinated Agreement as of the date hereof, and that, subject to the proviso in the next sentence of this Section 4.4, the aggregate amount of the Senior Obligations may be increased, replaced or refinanced and without notice to or consent by the Subordinated Creditors and without affecting the provisions hereof; provided that the holders of any such increased, replaced or refinanced indebtedness (or their agent) bind themselves in a writing addressed to Subordinated Creditors to the terms of this Agreement. Without limiting the generality of the foregoing, the Senior Obligations may, without the consent of the Subordinated Creditors, be increased to an amount in excess of the maximum amount available to be borrowed under the Existing Senior Credit Agreement or any other Senior Credit Agreement, and the Senior Liens may be increased in each case without affecting the provisions hereof; provided that the subordination of the Subordinated Liens to the Senior Liens provided in this Agreement shall not apply to the portion of any Senior Liens securing any amount due under loans included in the Senior Obligations in excess of the Senior TDI Collateral Limit.

4.5           Nature of Subordinated Obligations. Without limiting or superseding any restrictions in the Senior Documents from time to time, the Senior Agent on behalf of itself and the other Senior Creditors acknowledges that (a) the terms of the Subordinated Obligations may be modified, extended or amended from time to time in accordance with their terms, and that the aggregate amount of the Subordinated Obligations may be increased, replaced or refinanced and without notice to or consent by the Senior Creditors and without affecting the provisions hereof; provided, that the holders of any such increased, replaced or refinanced indebtedness (or their agent) bind themselves in a writing addressed to Senior Creditors to the terms of this Agreement and (b) the Subordinated Obligations may, without the consent of the Senior Creditors, be increased to an amount in excess of the maximum amount available to be borrowed under the Existing Subordinated Agreement or any other Subordinated Agreement, and, subject to Section 4.2(a), the Subordinated Liens may be increased in each case without affecting the provisions hereof.

4.6           Bailee for Perfection. The Senior Agent, on the one hand, and Subordinated Lender, on the other hand, acknowledges and agrees that to the extent that it (or its agent) retains physical possession or control of any of the Collateral, it (or its agent) shall hold such Collateral on behalf of the other so that for purposes of perfecting any Lien in any Collateral it acts and holds such Collateral on behalf of the Senior Agent and the Subordinated Lender. Nothing in this Section 4.6 shall affect the relative priorities in and to the Collateral, all of which shall be governed by Section 4.1 of this Agreement.

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SECTION 5.          Enforcement Rights.

5.1         Exclusive Enforcement.

(a)          No Subordinated Creditor shall take, exercise or otherwise prosecute any action as an unsecured creditor with respect to the Senior Collateral (subject to the proviso at the end of Section 5.2). The Senior Creditors shall have the exclusive right to take, continue, oppose, or otherwise prosecute, defend, settle or consent to any Enforcement Action with respect to the Senior Collateral, without any consultation with or consent of any Subordinated Creditor and the Subordinated Creditors shall not take any position contrary to the Senior Creditors, or support any other Person who takes any position contrary to the Senior Creditors, with respect to such Enforcement Action, but subject to the proviso set forth in Section 7.1. Upon the occurrence and during the continuance of a Senior Default or an event which with notice and/or passage of time would constitute a Senior Default, the Senior Agent and the other Senior Creditors may take and continue any Enforcement Action with respect to the Senior Obligations and the Senior Collateral in such order and manner as they may determine in their sole discretion.

(b)          Each of the parties hereto acknowledges and agrees that the Senior Collateral is a unique asset of the Borrower and the other Loan Parties the value of which is not readily ascertainable. In particular, the parties hereto acknowledge and agree that it will be commercially reasonable and sufficient for purposes of Article 9 of the UCC and applicable law for the Senior Agent to commence an Enforcement Action based upon any valuations or other financial information prepared by a third party and passed on by the Borrower to the Senior Agent.

5.2         Standstill and Waivers. The Subordinated Lender, on behalf of itself and the other Subordinated Creditors, agrees that, until the Senior Obligations Repayment Date, subject to the proviso set forth in Section 7.1:

(a)          Without the prior written consent of the Senior Agent, they will not take or cause to be taken any action, the purpose or effect of which is to make any Lien in respect of any Subordinated Obligation pari passu with or senior to, or to give any Subordinated Creditor any preference or priority relative to, the Liens with respect to the Senior Obligations or the Senior Creditors with respect to any of the Senior Collateral;

(b)          Without the prior written consent of the Senior Agent, they will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Senior Collateral by any Senior Creditor or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) by or on behalf of any Senior Creditor with respect to the Senior Collateral;

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(c)          They have no right to (i) direct either the Senior Agent or any other Senior Creditor to exercise any right, remedy or power with respect to the Senior Collateral or pursuant to the Senior Security Documents or (ii) consent or object to the exercise by the Senior Agent or any other Senior Creditor of any right, remedy or power with respect to the Senior Collateral or pursuant to the Senior Security Documents or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (c), whether as a junior lien creditor or otherwise, they hereby irrevocably waive such right);

(d)          Without the prior written consent of the Senior Agent, they will not institute any suit or other proceeding or otherwise assert in any suit, Insolvency Proceeding or other proceeding any claim against any Senior Creditor seeking damages from or other relief by way of specific performance, injunction or otherwise, with respect to, and no Senior Creditor shall be liable for, any action taken or omitted to be taken by any Senior Creditor with respect to the Senior Collateral or pursuant to the Senior Documents with respect to the Senior Collateral;

(e)          Without the prior written consent of the Senior Agent, they will not make any judicial or nonjudicial claim or demand or commence any judicial or non-judicial proceedings or otherwise assert any remedy against any Loan Party or any of its subsidiaries or affiliates under or with respect to any Subordinated Security Document seeking payment or damages from or other relief by way of specific performance, injunction or otherwise under or with respect to any Subordinated Security Document (other than filing a proof of claim) or exercise any right, remedy or power under or with respect to, or otherwise take any action to enforce, other than filing a proof of claim, any Subordinated Security Document; provided, that in the case of any act by the Borrower constituting dishonesty or diversion or misappropriation of funds, the Subordinated Lender may to the extent permitted by the Subordinated Security Documents bring an action for damages, recovery of funds, specific performance or injunction in respect of such act (but not an action to foreclose any Subordinated Lien), provided, further, that any sum recovered or collected in any such action shall be segregated and held in trust and promptly paid over to the Senior Agent, for the benefit of the Senior Creditors pursuant to the terms of Section 6.1.

(f)          Without the prior written consent of the Senior Agent, they will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of any Senior Collateral, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the Senior Collateral or pursuant to the Subordinated Security Documents; and

(g)          Without the prior written consent of the Senior Agent, they will not seek, and hereby waive, any right, to have the Senior Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Senior Collateral;

provided that notwithstanding the foregoing, any Subordinated Creditor may exercise its rights and remedies in respect of the TDI Collateral under the Subordinated Security Documents or applicable law after the passage of a period of 180 days (the “Standstill Period”) from the date of delivery of a notice in writing to the Senior Agent of such Subordinated Lender’s intention to exercise such rights and remedies, which notice may only be delivered following the occurrence of and during the continuation of an “Event of Default” under and as defined in the Subordinated Agreement; provided, further, however, that, notwithstanding the foregoing, in no event shall any Subordinated Creditor exercise or continue to exercise any such rights or remedies if, notwithstanding the expiration of the Standstill Period, (i) any Senior Creditor shall have commenced and be diligently pursuing the exercise of any of its rights and remedies with respect to any of the TDI Collateral (prompt notice of such exercise to be given to the Subordinated Lender), (ii) an Insolvency Proceeding in respect of any TDI Group Party shall have been commenced or (iii) the acceleration of the Subordinated Obligations shall be rescinded in accordance with the terms of the Subordinated Agreement; and provided, further, that in any Insolvency Proceeding commenced by or against any TDI Group Party, the Subordinated Creditors may take any action expressly permitted by Section 7.

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5.3         Judgment Creditors. In the event that any Subordinated Creditor becomes a judgment lien creditor in respect of Senior Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Senior Liens and the Senior Obligations) to the same extent as all other Liens securing the Subordinated Obligations subject to the terms of this Agreement.

5.4         Cooperation. Each Subordinated Creditor agrees that it shall take such actions as the Senior Agent shall reasonably request (at the Borrower’s expense) in connection with the exercise by the Senior Creditors of their rights set forth herein.

5.5         No Additional Rights For the Loan Parties Hereunder. Except as provided in Section 5.6, if any Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Loan Party shall be entitled to use such violation as a defense to any action by any Senior Creditor or Subordinated Creditor, nor to assert such violation as a counterclaim or basis for set off or recoupment against any Senior Creditor or Subordinated Creditor.

5.6         Actions Upon Breach.

(a)          If any Subordinated Creditor, contrary to this Agreement, commences or participates in any action or proceeding against any Loan Party or any Senior Collateral, such Loan Party, with the prior written consent of the Senior Agent, may interpose as a defense, or the basis for an equitable or legal claim, or a dilatory plea the making of this Agreement, and any Senior Creditor may intervene and interpose such defense or plea in its or their name or in the name of such Loan Party.

(b)          Should any Subordinated Creditor, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Senior Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement (in its own name or in the name of the relevant Loan Party) this Agreement shall create an irrebutable presumption and admission by such Subordinated Creditor that relief against such Subordinated Creditor by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the Senior Creditors, it being understood and agreed by the Subordinated Lender on behalf of each Subordinated Creditor that (i) the Senior Creditors’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Subordinated Creditor waives any defense that the Loan Parties and/or the Senior Creditors cannot demonstrate damage and/or be made whole by the awarding of damages.

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5.7         No Consequential or Punitive Damages. Notwithstanding anything contained herein to the contrary, under no event shall any party hereto be entitled to any consequential or punitive damages in connection with any action commenced hereunder or in connection with any of the Senior Obligations or Subordinated Obligations.

SECTION 6.          Application Of Proceeds Of Collateral; Inspection and Insurance.

6.1         Proceeds of TDI Collateral.

(a)          Proceeds obtained from the sale or disposition of the TDI Collateral shall be allocated in the following order of priority (at the election of the Senior Lender the TDI Collateral may be used to repay the Senior Obligations before any other Senior Collateral is used to repay Senior Obligations):

(i)          first, to Senior Agent for the benefit of the Senior Creditors until the Senior Agent has received an amount equal to the Senior TDI Collateral Limit;

(ii)         second, to Subordinated Lender until the Subordinated Obligations are paid in full;

(iii)        third, to Senior Agent for the benefit of the Senior Creditors until the Senior Obligations are paid in full; and

(iv)        fourth, any remainder to the Borrower.

(b)          In the event of any sale of Senior Collateral together with TDI Collateral in a single sale (a “Combined Senior Collateral Sale”), the proceeds of the TDI Collateral for purposes of this Section 6.1 shall be determined as follows:

(i)          If the terms of the Combined Senior Collateral Sale allocate the purchase price thereof between the TDI Collateral included in the Combined Senior Collateral Sale and the other Senior Collateral included in the Combined Senior Collateral Sale, such allocation (net of transactions costs) shall be used for purposes of Section 6.1(a).

(ii)         If the Senior Agent notifies the Subordinated Lender in writing that it has elected to do so, Senior Agent may appoint a nationally recognized appraiser or valuation consultant, not affiliated with Senior Agent, to determine the relative value of the TDI Collateral as a percentage of the value of all assets included in the Combined Senior Collateral Sale and the percentage of the net proceeds of the Combined Senior Collateral Sale shall be used for purposes of Section 6.1(a).

(iii)        If neither Section 6.1(b)(i) nor Section 6.1(b)(ii) shall apply, the portion of the proceeds of the Combined Senior Collateral Sale attributable to the TDI Collateral shall equal the net proceeds of the Combined Senior Collateral Sale multiplied by a fraction, the numerator of which is the Senior TDI Collateral Limit and the denominator of which is the sum of the Senior Obligations and the Subordinated Obligations immediately prior to the Combined Senior Collateral Sale.

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6.2         Turnover Provisions. Until the occurrence of the Senior Obligations Repayment Date, any Senior Collateral, including without limitation any such Senior Collateral constituting proceeds, that may be received by any Subordinated Creditor contrary to or in violation of this Agreement shall be segregated and held in trust and promptly paid over to the Senior Agent, for the benefit of the Senior Creditors (in accordance with Section 6.1), in the same form as received, with any necessary endorsements, and each Subordinated Creditor hereby authorizes the Senior Agent to make any such endorsements as agent for the Subordinated Lender (which authorization, being coupled with an interest, is irrevocable).

6.3         Inspection Rights and Insurance.

(a)          The Subordinated Lender and the Subordinated Creditors agree that the Senior Creditors and their representatives and invitees may at any time inspect, repossess, remove and otherwise deal with the Senior Collateral, and the Senior Agent may advertise and conduct public auctions or private sales of the Senior Collateral, in each case without notice to, the involvement of or interference by the Subordinated Lender or any Subordinated Creditor or liability to the Subordinated Lender or any Subordinated Creditor.

(b)          Until the Senior Obligations Repayment Date has occurred, the Senior Agent will have the sole and exclusive right (i) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Loan Party (except that the Subordinated Lender shall have the right to be named as additional insured and loss payee so long as its subordinated status is identified in a manner satisfactory to the Senior Agent); (ii) to reasonably adjust or settle any insurance policy or claim covering the Senior Collateral in the event of any loss thereunder; and (iii) to approve any award granted in any condemnation or similar proceeding affecting the Senior Collateral.

SECTION 7.          Insolvency Proceedings.

7.1         Filing of Motions. Until the Senior Obligations Repayment Date has occurred, the Subordinated Lender agrees on behalf of itself and the other Subordinated Creditors that no Subordinated Creditor shall, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Senior Collateral, including, without limitation, with respect to the determination of any Liens or claims held by the Senior Agent (including the validity and enforceability thereof) or any other Senior Creditor or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided that the Subordinated Lender may file a proof of claim in an Insolvency Proceeding involving a Loan Party, subject to the limitations contained in this Agreement and only if consistent with the terms of this Agreement and the limitations on the Subordinated Lender imposed hereby.

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7.2         Financing Matters.

(a)          If any Loan Party becomes subject to any Insolvency Proceeding, and if the Senior Agent or the other Senior Creditors desire to consent (or not object) to the use of cash collateral under the Bankruptcy Code or to provide financing to any Loan Party under the Bankruptcy Code or to consent (or not object) to the provision of such financing to any Loan Party by any third party (any such financing, “DIP Financing”) then the Subordinated Lender agrees, on behalf of itself and the other Subordinated Creditors, that each Subordinated Creditor (i) will take no position contrary to the Senior Creditors, nor support any Person who takes a position contrary to the Senior Creditors with respect to the use of such cash collateral or to such DIP Financing, (ii) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such DIP Financing, (iii) will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as set forth in paragraph 7.4 below, (iv) will subordinate (and will be deemed hereunder to have subordinated) the Subordinated Liens (x) to such DIP Financing on the same terms as the Senior Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (y) to any adequate protection provided to the Senior Creditors and (z) to any “carve-out” agreed to by the Senior Agent or the other Senior Creditors and (v) agrees that notice received two (2) calendar days prior to the entry of an order approving such usage of cash collateral or approving such financing shall be adequate notice. For the avoidance of doubt, any amounts advanced to a Loan Party as part of a DIP Financing shall not apply toward or be restricted by the Senior TDI Collateral Limit and shall not be subject to Section 6.1.

(b)          If any Loan Party becomes subject to any Insolvency Proceeding, and if the Senior Agent or the other Senior Creditors objects to (or does not affirmatively consent to or support) the use of cash collateral under the Bankruptcy Code or to the provision of any DIP Financing, the Subordinated Lender agrees, on behalf of itself and the other Subordinated Creditors, that each Subordinated Creditor (i) will take no position contrary to the Senior Creditors, nor support any Person who takes a position contrary to the Senior Creditors with respect to the use of such cash collateral or to such DIP Financing, (ii) will not consent to, and upon request will join in any objection by the Senior Agent or other Senior Creditors to, the use of such cash collateral or to such DIP Financing, (iii) will not provide information to or otherwise act in concert with and, to the extent it may lawfully do so, permit any Person that it controls, is controlled by or is under common control with, to provide or participate in any such DIP Financing (provided, that an affiliate of any Subordinated Creditor or affiliate thereof who is also a Senior Creditor will not be precluded from participating in such DIP Financing to the extent that (1) such Subordinated Creditor or such affiliate remains a Senior Creditor at the time such Insolvency Proceeding is commenced and (2) the opportunity to so participate is generally offered to the Senior Creditors by the Senior Agent or an affiliate thereof) and (iv) agrees that notice received three (3) business days prior to the filing of any objection to such usage of cash collateral or approving such financing shall be adequate notice and sufficient time for the Subordinated Lender and the other Subordinated Creditors to join therein.

7.3         Relief From the Automatic Stay. The Subordinated Lender agrees, on behalf of itself and the other Subordinated Creditors, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof in each case in respect of any Senior Collateral, without the prior written consent of the Senior Agent.

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7.4         Adequate Protection. The Subordinated Lender, on behalf of itself and the other Subordinated Creditors, agrees that none of them shall object, contest, or support any other Person objecting to or contesting, (i) any request by the Senior Agent or the other Senior Creditors for adequate protection or any adequate protection provided to the Senior Agent or the other Senior Creditors or (ii) any objection by the Senior Agent or the other Senior Creditors to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or (iii) the payment of interest, fees, expenses or other amounts to the Senior Agent or any other Senior Creditor under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise. Notwithstanding anything contained in this Section and in Section 7.2(a)(ii) (but subject to all other provisions of this Agreement, including, without limitation, Sections 7.2(a)(i) and 7.3), in any Insolvency Proceeding, (x) if the Senior Creditors (or any subset thereof) are granted adequate protection consisting of additional collateral (with replacement liens on such additional collateral) and superpriority claims in connection with any DIP Financing or use of cash collateral, and the Senior Creditors do not object to the adequate protection being provided to the Senior Creditors, then in connection with any such DIP Financing or use of cash collateral the Subordinated Lender, on behalf of itself and any of the Subordinated Creditors, may seek or accept adequate protection consisting solely of (A) a replacement Lien on the same additional collateral, subordinated to the Liens securing the Senior Obligations and such DIP Financing on the same basis as the other Liens securing the Subordinated Obligations are so subordinated to the Senior Obligations under this Agreement and (B) superpriority claims junior in all respects to the superpriority claims granted to the Senior Creditors, and (y) in the event the Subordinated Lender, on behalf of itself and the Subordinated Creditors, seeks or accepts adequate protection in accordance with clause (x) above and such adequate protection is granted in the form of additional collateral, then the Subordinated Lender, on behalf of itself or any of the Subordinated Creditors, agrees that the Senior Agent shall also be granted a senior Lien on such additional collateral as security for the Senior Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Subordinated Obligations shall be subordinated to the Liens on such collateral securing the Senior Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens granted to the Senior Creditors as adequate protection, with such subordination to be on the same terms that the other Liens securing the Subordinated Obligations are subordinated to such Senior Obligations under this Agreement. The Subordinated Lender on behalf of itself and the other Subordinated Creditors, agrees that except as expressly set forth in his Section none of them shall seek or accept adequate protection without the prior written consent of the Senior Agent.

7.5         Avoidance Issues.

(a)          If any Senior Creditor is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Loan Party, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Obligations Repayment Date shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Subordinated Creditors agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

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7.6         Asset Dispositions in an Insolvency Proceeding. Neither the Subordinated Lender nor any other Subordinated Creditor shall, in an Insolvency Proceeding, oppose any sale or disposition of any assets of any Loan Party that is supported by the Senior Creditors; provided, that the proceeds of such sale are applied as required by Section 6.1. No Subordinated Creditor shall exercise its rights under Section 363 of the Bankruptcy Code (and otherwise) with respect to any sale supported by the Senior Creditors in a manner which is inconsistent with the terms and conditions of this Agreement. Each Subordinated Creditor will be deemed to have consented to the consummation of any such sale approved by the Senior Creditors and shall be deemed to have released any Liens on such assets upon the consummation of any such sale.

7.7         Separate Grants of Security and Separate Classification. Each Secured Party acknowledges and agrees that (i) the grants of Liens pursuant to the Senior Security Documents and the Subordinated Security Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Senior Collateral and the TDI Collateral, respectively, the Senior Obligations and the Subordinated Obligations are fundamentally different and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Senior Creditors and Subordinated Creditors in respect of the Senior Collateral and the TDI Collateral, respectively, constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Subordinated Creditors hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Loan Parties in respect of the TDI Collateral (with the effect being that, to the extent that the aggregate value of the TDI Collateral is sufficient (for this purpose ignoring all claims held by the Subordinated Creditors), the Senior Creditors shall be entitled to receive from the TDI Collateral, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest up to the Senior TDI Collateral Limit before any distribution is made in respect of the claims held by the Subordinated Creditors, with the Subordinated Creditors hereby acknowledging and agreeing to turn over to the Senior Creditors amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Subordinated Creditors).

7.8         No Waivers of Rights of Senior Creditors. Nothing contained herein shall prohibit or in any way limit the Senior Agent or any other Senior Creditor from objecting in any Insolvency Proceeding or otherwise to any action taken by any Subordinated Creditor not permitted hereunder, including the seeking by any Subordinated Creditor of adequate protection (except as provided in Section 7.4).

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7.9         Plans of Reorganization. Unless the Senior Agent consents in writing otherwise, no Subordinated Creditor shall support or vote in favor of any plan of reorganization (and each shall vote to reject or have their votes designated as rejections of any plan of reorganization) unless such plan (i) results in a payment in cash from the proceeds of TDI Collateral of the Senior Obligations in an amount equal to at least the Senior TDI Collateral Limit or (ii) is accepted by the class of holders of Senior Obligations voting thereon and is supported by the Senior Agent.

7.10       Other Matters. To the extent that the Subordinated Lender or any Subordinated Creditor has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Senior Collateral, the Subordinated Lender agrees, on behalf of itself and the other Subordinated Creditors not to assert any of such rights without the prior written consent of the Senior Agent; provided that if requested by the Senior Agent, the Subordinated Lender shall timely exercise such rights in any manner reasonably requested by the Senior Agent, including any rights to payments in respect of such rights.

7.11       Effectiveness in Insolvency Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under section 510(a) of the Bankruptcy Code, has been entered into for good and valid consideration, and shall be effective before, during and after the commencement of any subsequently commenced Insolvency Proceeding.

SECTION 8.          Additional Covenants.

8.1         Negative Covenants of Subordinated Creditors. Except as otherwise permitted herein, no Subordinated Creditor will, prior to the Senior Obligations Repayment Date, without the prior written consent of the Senior Agent:

(a)          Sell, assign, pledge, encumber or otherwise dispose of any instrument evidencing the indebtedness owed to such Subordinated Creditor or any collateral securing the Subordinated Obligations unless such sale, assignment, pledge, encumbrance or other disposition is made expressly subject to this Agreement and the other party to such sale, assignment, pledge, encumbrance or other disposition consents in writing to be bound by the terms hereof;

(b)          Permit the terms of the Subordinated Documents to be changed in any way that would increase the principal amount thereof, increase the interest payable thereon, accelerate or shorten any payment date thereunder, accept any additional collateral (unless, but subject to Section 4.2(a), the Senior Creditors shall have received or will receive a corresponding security interest in such collateral) or otherwise materially and adversely limit or impair the rights of the Senior Creditors or the obligations of the Subordinated Creditors hereunder;

(c)          Declare all or any portion of the Subordinated Obligations due and payable prior to the date fixed therefor or realize upon, or otherwise exercise any remedies with respect to, any collateral securing the Subordinated Obligations or take any other action described in Section 3.2 hereof; or

(d)          Commence, or join with any creditor other than the Senior Creditors in commencing any Insolvency Proceeding.

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8.2         Effect of Senior Document Amendments.

(a)          Subject to Section 11.3 hereof, in the event that the Senior Agent enters into any amendment, waiver or consent in respect of any of the Senior Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Security Document or changing in any manner the rights of any parties thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Subordinated Security Documents without the consent of or action by any Subordinated Creditor (with all such amendments, waivers and modifications subject to the terms hereof); provided that (other than with respect to amendments, modifications or waivers that secure additional extensions of credit and add additional secured creditors), (i) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any Subordinated Security Documents, except to the extent that a release of such Lien is otherwise permitted under this Agreement, (ii) any such amendment, waiver or consent that materially and adversely affects the rights of the Subordinated Creditors and does not affect the Senior Creditors in a like or similar manner shall not apply to the Subordinated Security Documents without the consent of the Subordinated Lender and (iii) notice of such amendment, waiver or consent shall be given to the Subordinated Lender no later than thirty (30) days after its effectiveness, provided that the failure to give such notice shall not affect the effectiveness and validity thereof.

(b)          Notwithstanding any other provision of this Agreement to the contrary (including, without limitation, this Section 8.2) or the rights of the Senior Agent to take actions which bind the Subordinated Creditors under the Existing Subordinated Agreement, none of the Subordinated Lender or any of the Subordinated Creditors shall be bound by or be required to consent to any additional agreement or any amendment or modification to an existing agreement which has the effect of (i) requiring the Subordinated Lender or any of the Subordinated Creditors to fund any additional amounts (including out-of-pocket expenditures), or (ii) adding any additional liabilities or obligations of a monetary nature to or on the Subordinated Lender or any of the Subordinated Creditors or (iii) adding any other obligation which would require prior regulatory approvals or filings (as opposed to ex post facto notifications to or filings with applicable regulators) or unlawful acts with respect to a Subordinated Creditor or its affiliates without the prior written consent of each such party who will be responsible for such additional amount, liability or obligation.

SECTION 9.          Reliance; Waivers; etc.

9.1         Reliance. All extensions of credit under the Senior Documents are deemed to have been made or incurred, in reliance upon this Agreement. Each Subordinated Creditor expressly waives all notice of the acceptance of and reliance on this Agreement by the Senior Creditors. The Subordinated Documents are deemed to have been executed and delivered and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Senior Agent, for itself and on behalf of each other Senior Creditor, expressly waives all notices of the acceptance of and reliance by the Subordinated Creditors.

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9.2         No Warranties or Liability. The Subordinated Lender and the Senior Agent acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any Senior Document or any Subordinated Document or the value of any collateral, including but not limited to the Senior Collateral and the TDI Collateral. Except as otherwise provided in this Agreement, the Subordinated Lender and the Senior Agent will be entitled to manage and supervise their respective extensions of credit to any Loan Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.

9.3         No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Loan Party with the terms and conditions of any of the Senior Documents or the Subordinated Documents.

9.4         No Duty to Subordinated Creditors.

(a)          Nothing contained herein shall operate to create a fiduciary duty on the part of any Senior Creditor for the benefit of any Subordinated Creditor or the Borrower. The Subordinated Creditors acknowledge and agree that the Senior Creditors have the right to take action adverse to the interests of the Subordinated Creditors hereunder and are authorized to do so and shall not thereby incur any liability to the Subordinated Creditors to the extent such action is consistent with the terms of this Agreement.

(b)          Without limiting the generality of Section 9.4(a), the Subordinated Creditors agree that none of the Senior Creditors shall have any liability or obligation to the Subordinated Creditors on account of exercise of the rights and remedies of the Senior Agent and/or the other Senior Creditors under any Senior Document. The Subordinated Creditors waive the right to commence or pursue any legal action (whether suit, counterclaim, cross claim or other action) on account of exercise of the rights and remedies of the Senior Creditors under any Senior Document alleging, or based on a theory of, breach of fiduciary obligations of the Senior Agent and/or the other Senior Creditors, equitable subordination of claims of the Senior Creditors against the Borrower or any Loan Party, conflicts of interest by the Senior Creditors or similar theories premised in any such case on the exercise of control or influence on management by the Senior Agent and/or the other Senior Creditors, actual management or control of the Borrower or any Loan Party by the Senior Agent and/or the other Senior Creditors, or other pursuit of rights or remedies by the Senior Agent and/or the Senior Creditors under any Senior Document.

(c)          The Subordinated Creditors hereby waive, to the fullest extent permitted by law, any right to equitable subordination of the Senior Lien or the Senior Creditors’ claims in respect of the Senior Obligations or rights in respect of the Senior Lien (whether under or pursuant to 11 U.S.C. § 510 or otherwise) and any right to assert that the Senior Agent or Senior Creditors have in any way failed to comply with the provisions of the Uniform Commercial Code, including the provisions of Article 9 thereof, notwithstanding a determination by a court of competent jurisdiction that the Subordinated Creditors shall be so entitled.

9.5         No Additional Subordinated Collateral. The Subordinated Creditors hereby (a) represent and warrant that they hold no Senior Collateral that is not TDI Collateral and (b) other than as permitted hereunder agree not to acquire any Senior Collateral that is not TDI Collateral until the Senior Obligations Repayment Date has occurred.

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SECTION 10.         Obligations Unconditional.

10.1       Senior Obligations Unconditional. All rights and interests of the Senior Creditors hereunder, and all agreements and obligations of the Subordinated Creditors (and, to the extent applicable, the Loan Parties) hereunder, shall remain in full force and effect irrespective of:

(i)          any lack of validity or enforceability of any Senior Document;

(ii)         any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Senior Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Senior Document;

(iii)        prior to the Senior Obligations Repayment Date, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Senior Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the Senior Obligations or any guarantee or guaranty thereof;

(iv)        the commencement of any Insolvency Proceeding; or

(v)         any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the Senior Obligations, or of any of the Subordinated Lender or any Subordinated Creditor, or any Loan Party, to the extent applicable, in respect of this Agreement.

10.2       Subordinated Obligations Unconditional. All rights and interests of the Subordinated Creditors hereunder, and all agreements and obligations of the Senior Creditors (and, to the extent applicable, the Loan Parties) hereunder, shall remain in full force and effect irrespective of:

(i)          any lack of validity or enforceability of any Subordinated Document;

(ii)         any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Subordinated Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Subordinated Document;

(iii)        any exchange, release, voiding, avoidance or non-perfection of any security interest in any TDI Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the Subordinated Obligations or any guarantee or guaranty thereof;

(iv)        the commencement of any Insolvency Proceeding; or

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(v)         any other circumstances that otherwise might constitute a defense available to, or a discharge of any Loan Party in respect of the Subordinated Obligations, or any Senior Creditor in respect of this Agreement.

SECTION 11.         Miscellaneous.

11.1       Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any Senior Document or any Subordinated Document, the provisions of this Agreement shall govern.

11.2       Continuing Nature of Provisions. This Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the Senior Obligations Repayment Date shall have occurred. This is a continuing agreement and the Senior Creditors and the Subordinated Creditors may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, Borrower or any other Loan Party on the faith hereof.

11.3       Amendments; Waivers.

(a)          No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the Senior Agent and the Subordinated Lender and the Borrower (to the extent such amendment or modification would adversely affect the Borrower’s right or obligations thereunder). No waiver of any provision hereof shall be effective unless made in writing by the waiving party.

(b)          The Senior Creditors may at any time and from time to time without the consent of or notice to the Subordinated Creditors, without incurring liability to the Subordinated Creditors and without impairing or releasing the obligations of the Subordinated Creditors under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Obligations, or amend, modify, refinance or restructure in any manner the Senior Documents.

(c)          Without limiting the Senior Creditors’ right hereunder to amend the Senior Documents and increase the amount of the Senior Obligations without the consent of the Subordinated Creditors, it is understood that the Senior Agent, without the consent of any Subordinated Creditor, may in the its discretion determine that a supplemental agreement (which may take the form of an amendment and restatement of this Agreement) is necessary or appropriate to facilitate having additional indebtedness or other obligations (“Additional Debt”) of any of the Loan Parties become Senior Obligations under this Agreement; provided, that such Additional Debt is permitted to be incurred by the Senior Credit Agreement then extant and is permitted by said Senior Credit Agreement to be subject to the provisions of this Agreement as Senior Obligations.

11.4       Further Assurances. Each Subordinated Creditor and the Borrower will (in each case, solely at the expense of the Borrower) and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action that the Senior Agent may reasonably request, in order to perfect or otherwise protect any right or interest granted or purported to be granted hereby or to enable the Senior Agent to exercise and enforce its rights and remedies hereunder. Each Subordinated Creditor further authorizes the Senior Agent to file UCC financing statements and any amendments thereto or continuations thereof with regard to the Subordinated Obligations without any Subordinated Creditor’s signature.

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11.5       Expenses. The Borrower agrees to pay to the Senior Agent and the Subordinated Lender, upon demand, the amount of any and all reasonable expenses, including the reasonable fees and expenses of counsel for the Senior Agent or the Subordinated Lender, as the case may be, which the Senior Agent or the Subordinated Lender, as the case may be, may incur in connection with the exercise or enforcement of any of the rights or interests hereunder of the Senior Agent or the Senior Creditors on the one hand and the Subordinated Lender or the Subordinated Creditors on the other.

11.6       Information Concerning Financial Condition of the Borrower and the other Loan Parties. Each of the Subordinated Lender and the Senior Agent hereby assume responsibility for keeping itself informed of the financial condition of the Borrower and each of the other Loan Parties and all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Subordinated Obligations. The Subordinated Lender and the Senior Agent hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event the Subordinated Lender or the Senior Agent, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (i) to provide any such information to such other party or any other party on any subsequent occasion, (ii) to undertake any investigation not a part of its regular business routine, or (iii) to disclose any other information.

11.7       Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

11.8       Consent to Jurisdiction; Service of Process.

(a)          The Subordinated Lender, each Subordinated Creditor and the Borrower (i) each hereby irrevocably submits to the jurisdiction of the state courts of the State of New York and the jurisdiction of the United States District Court for the Southern District of New York, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof brought by the Senior Agent or its successors or assigns and (ii) hereby waives and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (iii) each hereby waives in any such action, suit or proceeding any offsets or counterclaims which are unrelated to the transactions contemplated herein.

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(b)          The Subordinated Lender, each Subordinated Creditor and the Borrower each hereby consents to service of process by registered mail at the address to which notices are to be given. The Subordinated Lender, each Subordinated Creditor and the Borrower each agrees that its submission to jurisdiction and its consent to service of process by mail are made for the express benefit of the Senior Agent and the Senior Creditors. Final judgment against any of the Subordinated Lender, a Subordinated Creditor or a Loan Party in any such action, suit or proceeding shall be conclusive, and may be enforced in other jurisdictions (i) by suit, action or proceeding on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness or liability of the Subordinated Lender, a Subordinated Creditor or a Loan Party therein described or (ii) in any other manner provided by or pursuant to the laws of such other jurisdiction; provided, however, that the Senior Agent may at its option bring suit, or institute other judicial proceedings against any of the Subordinated Lender, a Subordinated Creditor or a Loan Party or any of their respective assets in any state or Federal court of the United States or of any country or place where such party or their respective assets may be found.

(c)          The Subordinated Lender, each Subordinated Creditor and the Borrower further each covenants and agrees that so long as this Agreement shall be in effect, each shall maintain a duly appointed agent for the receipt and acceptance on its behalf of service of summons and other legal processes, and upon failure to do so the clerk of each court to whose jurisdiction it has submitted shall be deemed to be its respective designated agent upon whom such process may be served on its behalf, and notification by the attorney for plaintiff, complainant or petitioner therein by mail or telegraph to such Subordinated Creditor or the Borrower of the filing of each suit, action or proceeding shall be deemed sufficient notice thereof. The Senior Agent has appointed Loeb & Loeb LLP at 345 Park Avenue, New York, New York 10154, Attention: Kevin Eisenberg, as its agent for service of process in the State of New York.

11.9       WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG ANY OF THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT.

11.10     Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five (5) days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below each party’s name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

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11.11     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the Senior Creditors and Subordinated Creditors and their respective successors and assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Senior Collateral or TDI Collateral.

11.12     Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, to be taken into consideration in interpreting, this Agreement.

11.13     Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

11.14     Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.

11.15     Acknowledgment. Subordinated Lender agrees that any payments of Senior Obligations made by TDI shall not be considered a distribution to Borrower.

11.16     Acknowledgment of Consent. Subordinated Lender hereby acknowledges and confirms that Subordinated Lender has consented to the consummation of the transactions contemplated under the Senior Documents subject to the execution by the Senior Lender of this Agreement and the effectiveness of that certain Amendment No. 2 to Second Lien Credit, Security and Pledge Agreement dated as of the date hereof by and among the Borrower, TDI and the Subordinated Lender.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

TERIDO LLP, as Senior Agent for and on behalf of the Senior Creditors

By:	Terido DM1

By:	/s/ Paul Latham
	Name:	Paul Latham
	Title:	Director

By:	Terido DM2

By:	/s/ Paul Latham
	Name:	Paul Latham
	Title:	Director

Address for Notices:

20 Old Bailey
London, England
EC4M 7AN
Attention: John Thorpe
Telecopy No.: +44 (0)20 7710 2825

SIGNATURE PAGE TO SUBORDINATION AND INTERCREDITOR AGREEMENT

HOLLYWOOD MEDIA CORP., as Subordinated Lender for and on behalf of the Subordinated Creditors

By:	/s/ Tammy Hedge
Name: Tammy Hedge
Title: CFO

Address for Notices:

Hollywood Media Corp.
560 Broadway, Suite 404
New York, New York 10012
Facsimile: (561) 998-2974
Attention: Mitchell Rubenstein

With a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Telecopy No.: (212) 833-8007
Attention:	S. Scott Parel
Richard A. Ginsburg

SIGNATURE PAGE TO SUBORDINATION AND INTERCREDITOR AGREEMENT

KEY BRAND ENTERTAINMENT INC.,
as Borrower

By:	/s/ Paul Dietz
Name: Paul Dietz
Title: Chief Financial Officer

Address for Notices:

Key Brand Entertainment Inc.
1619 Broadway, 9th Floor
New York, New York 10019
Attention:	John Gore
and Paul Dietz
Telecopy No.: (917) 421-5430

SIGNATURE PAGE TO SUBORDINATION AND INTERCREDITOR AGREEMENT